                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

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[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             LASER TECHNOLOGY, INC
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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Reg. (S) 240.14a-101.

SEC 1913 (3-99)

[LOGO FOR LASER TECHNOLOGY]

                             7070 South Tucson Way
                        Englewood, Colorado 80112-3921

                                                               January 20, 2000

Dear Shareholder:

  You are cordially invited to attend the Annual Meeting of Shareholders to be held on Thursday, February 24, 2000 at 10:00 a.m. local time, at the offices of the Company, 7070 South Tucson Way, Englewood, Colorado 80112.

  Those matters expected to be acted upon at the Annual Meeting are described in detail in the attached Notice of Annual Meeting of Shareholders and Proxy Statement. There will also be reports on the activities of the Company and an opportunity to submit questions or comments on matters of interest to shareholders generally.

  Your vote is important. Whether or not you attend the Annual Meeting in person, it's important that your shares be voted on matters that come before the meeting. I urge you to specify your choices by completing the accompanying proxy card and returning it promptly in the enclosed envelope. If you sign and return your proxy card without marking choices, it will be understood that you want your shares voted in accordance with the directors' recommendations. If you attend the Meeting, you may revoke your proxy and vote your shares in person.

  We look forward to seeing you at the Meeting.

                                          Sincerely,
                                          /s/ Blair Zykan
                                          Blair Zykan
                                          President and Chief Executive
                                           Officer

                            Laser Technology, Inc.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD FEBRUARY 24, 2000

To our Shareholders:

   Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of Laser Technology, Inc., a Delaware corporation (the "Company"), will be held on Thursday, February 24, 2000, at 10:00 a.m. local time, at the offices of the Company, 7070 South Tucson Way, Englewood, Colorado 80112.

   Only shareholders of record at the close of business on January 18, 2000, are entitled to notice of and to vote at the Meeting. The items on the agenda, as described in the attached proxy statement, are as follows:

  1. To elect six directors to serve for the ensuing year or until their successors are duly elected and qualified;

  2. To ratify the appointment of Jones, Jensen & Company as independent auditors for the Company for the fiscal year ending September 30, 2000; and

  3. To transact such other business as may properly come before the Meeting or any adjournment thereof.


   All shareholders are cordially invited to attend the Meeting in person. Holders of a majority of the Company's outstanding voting shares must be present either in person or by proxy in order for the meeting to be held. To assure your representation at the Meeting, and whether or not you plan to attend in person, you are urged to mark, sign, date and return the enclosed proxy card at your earliest convenience. Any shareholders attending the Meeting may revoke their proxies and vote their shares in person.

                                          By Order of the Board of Directors


                                          /s/ Brian P. Abeel
                                          Brian P. Abeel
                                          Secretary

Englewood, Colorado
January 20, 2000

                            Laser Technology, Inc.
                             7070 South Tucson Way
                        Englewood, Colorado 80112-3921

                               ----------------

                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS

                               ----------------

  This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the "Meeting") of Laser Technology, Inc. (the "Company") to be held Thursday, February 24, 2000, at 10:00 a.m. local time, at the offices of the Company, 7070 South Tucson Way, Englewood, Colorado 80112, and at any and all adjournments thereof. The accompanying proxy is solicited by the Board of Directors of the Company and is revocable by the shareholder any time before it is voted. For more information concerning the procedure for revoking the proxy, see "General." This Proxy Statement is first being mailed to shareholders on or about January 24, 2000, accompanied by the Company's Annual Report to Shareholders for the fiscal year ended September 30, 1999.

  Shareholders of record at the close of business on January 18, 2000 will be entitled to vote on all matters. On the record date the Company had 5,019,551 shares of the Company's Common Stock (the "Common Stock") outstanding. The holders of the Common Stock are entitled to one vote per share. The Company has no class of voting securities outstanding other than the Common Stock.

  All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Under the Company's Bylaws and Delaware law:
(1) shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum; (2) there is no cumulative voting and the director nominees receiving the highest number of votes, up to the number of directors to be elected, are elected and, accordingly, abstentions, broker non-votes and withholding of authority to vote will not affect the election of directors; and (3) proxies that reflect abstentions as to a particular proposal will be treated as voted for purposes of determining the approval of that proposal and will have the same effect as a vote against that proposal, while proxies that reflect broker non-votes will be treated as unvoted for purposes of determining approval of that proposal and will not be counted as votes for or against that proposal.

  The proxies named in the enclosed proxy card may, at the direction of the Board, vote to adjourn or postpone the Meeting to another time or place for the purpose of soliciting additional proxies necessary for approval of a proposal or otherwise.

  Any properly executed proxy returned to the Company will be voted in accordance with the instructions indicated thereon. If no instructions are marked with respect to the matters to be acted upon, each such proxy will be voted in accordance with the recommendations of the Board of Directors set forth in this Proxy Statement.

                         ITEM 1. ELECTION OF DIRECTORS

  Pursuant to the provisions of the Company's Articles of Incorporation and By-Laws, the Board of Directors is to consist of at least three directors and a maximum of nine directors. Presently, the number of directors in office is six.

  At the Meeting, six directors will be nominated to be elected to the Board of Directors, each director to hold office for one year or until the director's successor is elected and qualified. Unless otherwise instructed, it is intended that the shares represented by the enclosed proxy will be voted FOR the election of the six nominees named below, all of whom are currently directors of the Company. In the event any of the nominees named herein are unable or decline to serve as a director at the time of the Meeting, it is intended that the proxies will be voted for the election of a substitute nominee as the proxy holder may determine. The Board of Directors has no reason to believe that any nominee listed below will be unable or will decline to serve as a director.

  The following persons, all of whom are incumbent directors, are being nominated for election to the Company's Board of Directors:

   Nominee for Election to the Office of Director at the 1999 Annual Meeting

                                     Director
Nominee                          Age  Since           Position with the Company
-------                          --- --------         -------------------------
Edwin P. Phelps.................  66   1999   Chairman of the Board and Director
Blair Zykan.....................  39   1999   President, C.E.O. and Director
Brian Abeel.....................  41   1999   Executive Vice President, Chief
                                              Financial Officer, Secretary and
                                              Director
Jeremy G. Dunne.................  42   1986   Vice President and Director
H. DeWorth Williams.............  64   1994   Director
Stephen Bamberger...............  44   1999   Director

                 Business Experience of Directors and Nominees

  Edwin P. Phelps. Mr. Phelps is the Chief Executive Officer and owner of Phelps Engineered Plastics (previously Norfield Corporation), an engineered materials manufacturer of plastic sheeting for a variety of packaging and construction applications. Prior to acquiring Norfield Corporation, Mr. Phelps was the CEO of Lunn Industries. From 1984 to 1987 he served as President and Chief Operating Officer of Crane. Inc. Mr. Phelps began his career with General Electric Corporation, where he served as General Manager of numerous GE divisions during a 25-year career. He holds a B.S. in Mechanical Engineering from the University of Detroit, and a M.S.M.E. from Union College.

  Blair Zykan. Mr. Zykan has been with the Company since March of 1993. From 1993 to 1998, Mr. Zykan served as Vice President of Sales and Marketing, responsible for North America before adding global responsibility for the Company's Survey and Mapping products in 1996. In August 1998, Mr. Zykan was promoted as the Company's Chief Operating Officer. On February 24, 1999, Mr. Zykan filled the vacancy created by the resignation of David Williams as President and Chief Executive Officer. From 1983 to 1993, Mr. Zykan served in a variety of sales and sales management positions with Armstrong World Industries, a global manufacturer of interior finishing products. Mr. Zykan is a 1983 graduate of Franklin & Marshall College with a B.A. in Economics.

  Brian Abeel. Mr. Abeel joined the Company November 29, 1999 as Executive Vice President and Chief Financial Officer. He has served on the Board of Directors of the Company since February 23, 1999. Immediately prior to joining the Company he was Co-President of Spectra Lux Corporation, a leading manufacturer of edge-lighted displays for commercial and military aircraft applications. He currently serves on the boards of Spectra Lux Corporation, Aviosupport, Inc., a spares aftermarket distributor to the world's airlines, and is a founding shareholder and board member of Avio Corporation, a holding company for both organizations. From 1988 to 1989, Mr. Abeel served as Vice President, Finance of AmeriFresh, a division of Food Services of America. Mr. Abeel holds a B.A. degree in business administration from the University of Washington and in 1984 passed his CPA exam.

  Jeremy G. Dunne. Mr. Dunne has been employed by the Company since 1986. From 1981 to 1986, Mr. Dunne was a chief engineer for Hydrographic Services, International in Southbrough Kent, England, a company that performs software and system design for the hydrographic surveying industry. From 1980 to 1981, Mr. Dunne was an electrical engineering technician with Plessy Marine, Ltd. in Ilford Essex, England, a manufacturer of electronic instrumentation. Mr. Dunne earned a B.A. Degree in Electrical Engineering from the University of Cambridge, Cambridge, England.

  H. DeWorth Williams. Mr. Williams is the owner of Williams Investment Company and has been a financial consultant for more than twenty years. During this time, Mr. Williams has been instrumental in facilitating and completing several mergers, acquisitions, business consolidations and underwritings. Mr. Williams is the brother of the Company's former President, David Williams.

  Stephen Bamberger. Mr. Bamberger was most recently the Vice President of Business Development for Bushnell Sports Optics, the world's largest supplier of optical products, including binoculars, laser rangefinders, rifle scopes, and telescopes. The LTI/Bushnell Strategic Partnership has resulted in the Yardage Pro line of consumer laser rangefinders. Prior to his tenure at Bushnell, he held executive positions at Bausch & Lomb, Abbott Laboratories, and Rubbermaid. Mr. Bamberger holds a Bachelor of Arts degree in Mathematics from the College of Wooster, Wooster, Ohio, and a Masters of Science degree in Computer Science from Syracuse University.

  The Board of Directors recommends that the shareholders vote FOR the election of each nominee for director named above.

          INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

  All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. The Company compensates its non-employee directors for service on the Board of Directors or any committee thereof via an annual retainer of $10,000 plus $2,000 for each meeting attended in person and $500 for each meeting attended telephonically. Directors are also eligible to receive grants of options under the Company's incentive plans. Any non-employee director of the Company is reimbursed for expenses incurred for attendance at meetings of the Board of Directors and any committee of the Board of Directors. Each executive officer of the Company serves at the discretion of the Board of Directors.

  The Board of Directors has established two committees and retains the authority to establish additional committees from time to time. The majority of both the following committees is made up of outside directors.

  The Audit Committee consists of Stephen Bamberger and Edwin P. Phelps. The Audit Committee recommends the Company's independent certified public accountants, reviews the annual audit and interim financial reports of the Company, and reviews audit and any nonaudit fees paid to the Company's independent certified public accountants. The Audit Committee reports its findings and recommendations to the Board of Directors for ratification. During the last fiscal year, the members of the Audit Committee were Brian Abeel and Edwin Phelps, and the committee held three meetings. Mr. Abeel was replaced on the audit committee by Mr. Bamberger when Mr. Abeel joined the Company as Executive Vice President and Chief Financial Officer in November 1999.

  The Compensation Committee consists of H. DeWorth Williams, Edwin P. Phelps, and Stephen Bamberger. The Compensation Committee supervises the Company's compensation policies, administers employee incentive plans, reviews and approves officers' salaries, and recommends to the Board of Directors such other forms of remuneration as it deems appropriate. During the last fiscal year, members of the Compensation Committee were H. DeWorth Williams and Edwin Phelps. The Compensation Committee held one meeting during the last fiscal year.

  During the Company's fiscal year ended September 30, 1999, there were 18 meetings of the Board of Directors. Each director attended 75% or more of the aggregate number of meetings of the Board and any Committee of which he is a member.

  The Board of Directors, acting as a committee of the whole, has the responsibility for considering nominations for prospective Board members. The Board of Directors will consider nominees recommended by shareholders who submit a notice of nomination to the Company at least 30 but not more than 60 days prior to the first anniversary of the preceding year's annual meeting. Such notice shall contain appropriate data with respect to the suggested candidate and the shareholder submitting the proposal in order to make an informed decision as to the qualifications of the person.

Resignation of the Company's Outside Directors

  On October 28, 1998, the Company's Board of Directors established the Special Committee comprised of directors Richard B. Sayford, F. James Lynch and William R. Carr. The Special Committee was directed to "independently investigate the Company's accounting records and irregularities relating to the Company's accounting records and to report to the board the results of its investigation." Pursuant to this charge, the Special Committee retained independent legal counsel which, in turn, retained an independent auditing firm to assist in the investigation. Upon the recommendation and concurrence of BDO Seidman, LLP ("BDO"), the Company's independent auditor at that time, the Special Committee retained an interim Chief Financial Officer who reported directly to the Special Committee and instituted additional internal controls to enhance the integrity of the investigation and the Company's financial reporting procedures.

  During the pendency of the Special Committee's investigation, on December 21, 1998, BDO resigned as the Company's independent auditor and withdrew its opinions of the Company's financial statement for the years ended September 30, 1993 through 1997, for the reasons cited in its letter of resignation and as set forth elsewhere in this proxy statement.

  A Special Meeting of the Company's Board of Directors was held on January 7, 1999 (the "Meeting"). The purpose of the Meeting was to receive the report and recommendations of the Special Committee.

  The Special Committee proposed that certain directors and executive officers tender their resignations and that the Company's President pay to the Company all amounts, if any, due from him to the Company. The Special Committee further proposed that the Company hire a new Chief Executive Officer and Chief Financial Officer from outside the Company and search for and retain an auditing firm that is completely independent from the Company's officers and/or directors. The Special Committee also proposed that certain directors agree to place their shares of the Company's common stock into a voting trust or other arrangement whereby such shares may be voted in accordance with management's direction. It was further suggested that upon the implementation of the above recommendations, the composition of the Board of Directors be revised to provide for three inside and three independent directors. The Special Committee then recommended that in the event the Chief Executive Officer and Chief Financial Officer did resign, each be offered a consulting agreement with the Company.

  Following the presentation and proposals by the Special Committee, those directors not on the Special Committee made a counter-proposal. Without responding to the counter-proposal, the individuals on the Special Committee informed the Board of their intent to resign from the Special Committee and from the Board of Directors. Each of the resigning directors, F. James Lynch, Richard B. Sayford and William R. Carr, submitted letters to the Company's Board dated January 11, 1999 confirming their resignations. Each of the resigning directors cited, as the reason for his resignation, the refusal of the other members of the Board to accept the proposals of the Special Committee. See the attached Annual Report for a more extensive discussion of this matter.

  On February 19, 1999, the Board of Directors accepted the resignations of David Williams as President and Chief Executive Officer, and Pamela Sevy as Chief Financial Officer, to be effective upon the filing of the 1998 Form 10-
K. The Board also nominated Blair Zykan as the Company's new President and Chief Executive Officer effective February 23, 1999.

  On February 23, 1999, the Board of Directors appointed Brian Abeel to fill one of the vacancies on the Board from the resignations of the previous directors. On November 29, 1999 Mr. Abeel joined the Company as Executive Vice President and Chief Financial Officer while remaining on the Board of Directors. Mr. Abeel was also named Secretary of the Corporation in November 1999.

  On March 11, 1999, the Board of Directors appointed Edwin Phelps to fill one of the vacancies on the Board from the resignations of the previous directors. He was appointed Chairman of the Board on October 8, 1999. On April 9, 1999 the Board of Directors appointed Stephen Bamberger to fill one of the vacancies on the Board from the resignations of the previous directors. The Board is continuing its search to find a qualified director to fill the remaining Outside Director vacancy.

                            EXECUTIVE COMPENSATION

  The following table sets forth a summary of cash and non-cash compensation for each of the last three fiscal periods ended September 30, 1999, 1998 and 1997, with respect to the Company's Chief Executive Officer and former Chief Executive Officer. No other executive officer of the Company has earned a salary greater than $100,000 annually for any of the periods depicted.

                          Summary Compensation Table

Name and Principal                          Other Annual Restricted   All Other
Position                Year  Salary  Bonus Compensation Stock Award Compensation
------------------      ---- -------- ----- ------------ ----------- ------------
Blair Zykan............ 1999 $ 87,018 $ --    $15,844       8,333**     $ --
 President, C.E.O.      1998        *   --        --          --          --
                        1997        *   --        --          --          --

David Williams......... 1999 $100,608   --        --          --          --
 Former President,
  C.E.O.                1998   92,500   --        --          --          --
                        1997   90,525   --        --          --          --

--------
* Mr. Zykan was not an officer of the Company during 1998 or 1997 and did not earn over $100,000 during those years. In 1999 he was paid commissions of $15,844 prior to being named President and C.E.O.
** During 1999 Mr. Zykan entered into an employment agreement that provided for a Deferred Share Award of 25,000 shares of stock in the Company, vesting one third at the date of grant and one third each year thereafter until fully vested.

  The preceding table does not include any amounts for non-cash compensation, including personal benefits, paid to David Williams or Blair Zykan. The Company believes that the value of such non-cash benefits and compensation paid during the periods presented did not exceed the lesser of $50,000 or 10% of the cash compensation reported.

    Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End
                               Option/SAR Values

                               Number of Securities            Value of
                              Underlying Unexercised          Unexercised
                                  Options/SARs at            In-the-Money
                                  Fiscal Year End           Fiscal Year End
Name and Principal Position  Exercisable/Unexercisable Exercisable/Unexercisable
---------------------------  ------------------------- -------------------------
David Williams.............         68,250/none                 $0/none
 Former President, C.E.O.
 (1)

Blair Zykan................        126,000/none                 $0/none
 President, C.E.O. (2)

--------
(1) On June 3, 1994, the Company granted options to purchase 68,250 shares of the Company's common stock to David Williams, President and CEO, pursuant to the Company's Equity Incentive Plan. The options are non-transferable and vest annually in three equal installments over a three-year period. As of September 30, 1999, all options were fully vested.
(2) On June 3, 1994, the Company granted options to purchase 51,000 shares of the Company's common stock to Blair Zykan pursuant to the Company's Equity Incentive Plan. The options are non-transferable and vested annually in three equal installments over a three-year period. As of September 30, 1999, all options were fully vested. On February 23, 1999, the Company granted Mr. Zykan options to purchase 75,000 shares of the Company's common stock, pursuant to the Company's Equity Incentive Plan. The options are non-transferable and vest fully six months after issuance. As of September 30, 1999, all options were fully vested.

Employment Agreements

  On April 8, 1999, the Company entered into an employment agreement with its newly appointed President, Blair Zykan. Under the terms of the agreement, Mr. Zykan agrees to serve as President and C.E.O. for a period of three years for a base annual salary of $97,000 and certain other fringe benefits. The base salary will be reviewed annually by the Board of Directors. In addition, Mr. Zykan is entitled to an annual cash bonus pursuant to a formula based on corporate performance and comparable on a percentage basis to bonuses given to similarly situated executives at companies similar in size to the Company. The agreement also provides for the grant of stock purchase options to purchase 75,000 shares of the Company's common stock at $3.25 per share, exercisable for a period of ten years. In addition, Mr. Zykan was granted a deferred share award of 25,000 shares of the Company stock, vesting one third upon grant and one third on the anniversary date of the agreement in each of the next two years. Further, the agreement provides that in the event of a change of control of the Company and certain other specific triggering events, the Company will pay Mr. Zykan a lump sum payment of 2.99 times his base salary at the time of the change of control.

  The Company has also entered into an employment agreement dated November 1, 1999 with its Executive Vice President and Chief Financial Officer, Brian Abeel. Mr. Abeel's agreement is for a period of three years for a base annual salary of $95,000 and certain other fringe benefits. The base salary will be reviewed annually by the Board of Directors. Mr. Abeel is also entitled to an annual cash bonus pursuant to a formula based on corporate performance and comparable on a percentage basis to bonuses given to similarly situated executives at companies similar in size to the Company. The agreement also provides for the grant of stock purchase options to purchase 45,000 shares of the Company's common stock at $1.375 per share, exercisable for a period of ten years. In addition, Mr. Abeel retains his options granted as a Director to purchase 30,000 shares of the Company's stock at $3.25 per share, exercisable for a period of ten years. In addition, Mr. Abeel was granted a deferred share award of 25,000 shares of the Company stock, vesting one third upon grant and one third on the anniversary date of the agreement in each of the next two years. Further, the agreement provides that in the event of a change of control of the Company and certain other specific triggering events, the Company will pay Mr. Abeel a lump sum payment of 2.99 times his base salary at the time of the change of control.

  On April 12, 1999 the Company hired Suanne Parro as Chief Financial Officer. On December 7, 1999, Ms. Parro tendered her resignation in conjunction with the hiring of Brian Abeel as Executive Vice President and Chief Financial Officer.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who beneficially own more than ten percent of the Company's outstanding Common Stock, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on a review of reports received by the Company and representations from the Company's officers and Directors, the Company believes that all Section 16(a) filing requirements applicable to officers, directors and greater than ten percent beneficial owners have been met, except that the initial reports reflecting acquisition of stock options by Blair Zykan, Brian Abeel, Edwin Phelps and Stephen Bamberger were filed late.

Certain Relationships and Related Transactions

  In September 1998, the Company sold for $50,000 certain computer chips to an Australian customer. The sale was initially recorded by the Company at a $0 sales price. The Company's Controller became aware of the transaction after it was completed. David Williams and Pamela Sevy, the Company's President and Chief Financial Officer, respectively, applied the proceeds from the sale to reduce Mr. Williams' account receivable at the Company by $50,000. This was in consideration for monies Mr. Williams had transmitted to the Company to reduce the Australian receivable and, that due to the resale of returned units by the Company, were considered unrecoverable by him. Subsequently, the Company reversed this transaction, debited Mr. Williams account receivable for $50,000, and recorded the sale as revenues to the Company. The Company then reduced Mr. Williams' account receivable by $50,000 to recognize the monies he had transmitted to the Company to reduce the Australian receivable remaining unrecovered by him.

  Effective October 25, 1999 the Company terminated the employment of David Williams and Pamela Sevy, who both resigned as President and Chief Executive Officer and Chief Financial Officer, respectively, on February 19, 1999. The separation agreements provide for payment to Mr. Williams of $23,687 of accrued vacation plus $98,764 of severance pay, payable $24,691 in November 1999 and the remainder over twelve monthly installments of $6,173 per month beginning November 23, 1999, and for payment to Ms. Sevy of $16,845 of accrued vacation plus $68,527 of severance pay, payable $17,132 in November 1999 and the remainder over twelve monthly installments of $4,283 per month beginning November 23, 1999. In addition, both Mr. Williams and Ms. Sevy will receive indemnification of legal fees and costs incurred in connection with the litigation and SEC proceedings up to a maximum of $25,000 each, and the Stock Option Certificates each hold will be amended to permit the exercise of his or her Stock Options through the end of the current option term, which is June 2, 2004. The Company is presently negotiating an Independent Manufacturer's Representative agreement with Mr. Williams which would pay him a commission on sales to certain of the Company's customers. The agreement and commission structure will be based on industry standards.

Security Ownership of Certain Beneficial Owners and Management

  The following table sets forth, as of January 20, 2000, the number of shares and the percentage ownership of record and/or beneficially owned by each person who is the beneficial owner of more than 5% of the Company's Common Stock, by each person who serves as a director of the Company and by all directors and executive officers of the Company as a group. Unless otherwise indicated, the Company has been advised that each of the named persons has sole voting power and sole dispositive power with respect to the shares indicated.

                                 Number of Shares Beneficially   Percent of
Name of Beneficial Owner         Owned as of January 20, 2000  Common Stock(1)
------------------------         ----------------------------- ---------------
Jeremy G. Dunne(2)..............             417,000                 8.2%
Blair Zykan(3)..................             142,143                 2.8%
H. DeWorth Williams(4)..........             609,007                12.1%
David Williams(5)...............             388,686                 7.6%
Brian Abeel(6)..................              18,333                  .4%
Edwin Phelps....................                   0                   0%
Stephen Bamberger...............                   0                   0%
Plaza Resources Company(7)......             356,250                 6.6%
Directors and officers as a
 group (7 persons)(8)...........           1,186,483                22.6%

--------
(1) Percentage ownership is calculated separately for each person on the basis of the actual number of outstanding shares as of January 20, 2000 and assumes the exercise of options held by such person (but not by anyone else) exercisable within sixty days. These percentages reflect corrections to minor calculation errors in the attached 10-K.
(2) Includes 68,250 shares, which may be acquired by Mr. Dunne pursuant to the exercise of stock options exercisable within sixty days.
(3) Includes 126,000 shares, which may be acquired by Mr. Zykan pursuant to the exercise of stock options exercisable within sixty days.
(4) Includes 30,000 shares, which may be acquired by Mr. Williams pursuant to the exercise of stock options exercisable within sixty days.
(5) Includes 68,250 shares, which may be acquired by Mr. Williams pursuant to the exercise of stock options exercisable within sixty days.
(6) Includes 10,000 shares, which may be acquired by Mr. Abeel pursuant to the exercise of stock options exercisable within sixty days.
(7) Includes 356,250 shares issuable upon exercise of the PRC Warrants. PRC is a wholly owned subsidiary of GEICO Corporation. See Note 5 to the Company's consolidated financial statements.
(8) Includes 234,500 shares, which may be acquired by the Company's officers or directors within sixty days pursuant to the exercise of stock options at various prices.

                               PERFORMANCE GRAPH

  The graph below provides an indicator of cumulative total shareowner returns for the Company as compared with the S&P 500 Stock Index ("S&P 500") and a group of peer issuers. Assumes $100 invested October 1, 1994 in the Company, the S&P 500 and the Peer Group (1).



                               9/30/94 9/30/95 9/30/96 9/30/97 9/30/98 9/30/99
                               ------- ------- ------- ------- ------- -------
S&P 500....................... $100.00 $129.95 $156.52 $220.21 $240.76 $308.06
Laser Technology, Inc......... $100.00 $129.41 $108.94 $ 91.29 $ 83.84 $ 26.47
Nasdaq Electronic Component
 Stocks Index................. $100.00 $199.37 $237.09 $416.80 $332.09 $683.06

--------
(1)  The Peer Group is represented by the Nasdaq Electronic Components Stock
     Index.

          ITEM 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  Subject to ratification by the shareholders at the Meeting, the Board of Directors has appointed Jones, Jensen & Company ("JJ & C") as independent auditors for the fiscal year ending September 30, 2000 and until their successors are selected. JJ & C has served as auditors of the consolidated financial statements of the Company for the fiscal years ended September 30, 1993 through September 30, 1999. A representative of JJ & C will be present at the Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to answer appropriate questions.

  The affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the matter is required to ratify the appointment of JJ & C as independent public accountants.

  The Board of Directors recommends that the shareholders vote FOR ratification of the selection of Jones, Jensen & Company, independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending September 30, 2000.

            COMPANY'S INDEPENDENT AUDITORS RESIGN AND ARE REPLACED

  BDO Seidman, LLP ("BDO") served as the Company's independent auditor for the years ended September 30, 1992 through 1997. On December 21, 1998, BDO resigned as independent auditor for the Company, citing the following events:

    1. The Company's internal controls could not be relied upon to develop financial statements.

    2. Information had come to BDO's attention indicating that they could no longer rely on management's representations.

    3. BDO concluded that the above events materially impacted the reliability for the financial statements for the fiscal years ending September 30, 1993, 1994, 1995, 1996 and 1997. Therefore, BDO was unwilling to be associated with the above mentioned financial statements and withdrew its opinions on those years.

  The Company filed with the Commission a current report on Form 8-K dated December 28, 1998 disclosing the resignation of BDO. The Form 8-K was amended on January 4, 1999 to include the letter from BDO addressed to the Commission stating whether it agreed with the statements made by the Company in the Form 8-K.

  On January 11, 1999, the Company's Board of Directors approved the appointment of and formally engaged Jones, Jensen & Company, Certified Public Accountants ("JJ&C"), as the Company's independent auditor. Thereupon, JJ&C began auditing the Company's financial statements for the fiscal years ended September 30, 1998, 1997, 1996, 1995, 1994 and 1993. JJ&C was also retained to conduct a detailed review of the financial controls of the Company and made recommendations to the Board of Directors.

  During the Company's two most recent fiscal years and subsequent interim period, prior to engaging JJ&C, the Company has not consulted JJ&C regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement or a reportable event, except to the extent necessary for JJ&C to complete its client acceptance procedures. JJ&C has completed the audit of fiscal years 1993 through 1999. The restated results for fiscal years 1995 through 1997 can be found in the Company's Annual Report for the fiscal year ended September 30, 1999, filed on Form 10-K, on December 29, 1999.

                                 OTHER MATTERS

  The Board of Directors is not aware of any other matter to be presented for action at the Meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment on such matter.

                         ANNUAL REPORT TO SHAREHOLDERS

  The Company's Annual Report to Shareholders, including financial statements, for the fiscal year ended September 30, 1999, accompanies this Proxy Statement.

                            SHAREHOLDERS' PROPOSALS

  It is anticipated that the Company's fiscal 2000 Annual Meeting of Shareholders will be held on or about February 22, 2001. Shareholders who intend to present proposals at such Annual Meeting must submit their proposals to the Secretary of the Company on or before October 22, 2000.

                                    GENERAL

  The costs of soliciting proxies will be paid by the Company. In addition to the use of the mails, proxies may be personally solicited by directors, officers or regular employees of the Company (who will not be compensated separately for their services), by mail, telephone, telegraph, cable or personal discussion. The Company will also request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of stock held of record by such persons and request authority for the execution of proxies. The Company will reimburse such entities for reasonable out-of-pocket expenses incurred in handling proxy materials for the beneficial owners of the Company's Common Stock.

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation bearing a later date than the proxy, by duly executing a subsequent proxy relating to the same shares, or by attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute revocation of a proxy unless the stockholder votes his or her shares of Common Stock in person at the Meeting. Any notice revoking a proxy should be sent to the Secretary of the Company, Brian Abeel, at Laser Technology, Inc., 7070 S. Tucson Way, Englewood, Colorado 80112.

  Please complete, date, sign and return the accompanying proxy promptly in the enclosed envelope.

  IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING PROXY, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

                                          By Order of the Board of Directors


                                          Brian Abeel
                                          Secretary

Englewood, Colorado
January 20, 2000

                             LASER TECHNOLOGY, INC.
                                     PROXY
                          ANNUAL MEETING, MAY 13, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  The undersigned hereby appoints Blair Zykan and Jeremy Dunne, as Proxies, each with full power to appoint his substitute, and hereby authorizes them to appear and vote as designated below, all shares of Common Stock of Laser Technology, Inc. held on record by the undersigned on April 16, 1999, at the Annual Meeting of Stockholders to be held on May 13, 1999, and any adjournments thereof.
  The undersigned hereby directs this Proxy to be voted:
1.  Election of directors:
[_] FOR the election as directors of all nominees listed below (except as marked to the contrary below)
                                or              [_] WITHHOLD AUTHORITY to vote
                                                    for all nominees listed
                                                    below

     BLAIR ZYKAN            JEREMY G. DUNNE     H. DEWORTH WILLIAMS
     BRIAN ABEEL            EDWIN P. PHELPS     STEPHEN BAMBERGER

    (INSTRUCTION: To withhold authority to vote for any of the above listed nominees, please strike a line through that individual's name)
2. Proposal to ratify the appointment of Jones, Jensen & Company as independent auditors for the Company for the fiscal year ending
    September 30, 1999.
                        [_] FOR [_] AGAINST [_] ABSTAIN
3. In their discretion, the named proxies may vote on such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

  SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATIONS ABOVE. THE PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

                                           Date:_______________________________

                                           ------------------------------------
                                                 Signature of stockholder

                                           ------------------------------------
                                                Signature if held jointly

                                           NOTE: PLEASE MARK, DATE, SIGN AND
                                           RETURN THIS PROXY PROMPTLY USING
                                           THE ENCLOSED ENVELOPE. WHEN SHARES
                                           ARE HELD BY JOINT TENANTS, BOTH
                                           SHOULD SIGN. IF SIGNING AS
                                           ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                           TRUSTEE OR GUARDIAN, PLEASE GIVE
                                           FULL TITLE. IF A CORPORATION OR
                                           PARTNERSHIP, PLEASE SIGN IN
                                           CORPORATE OR PARTNERSHIP NAME BY AN
                                           AUTHORIZED PERSON.